UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2006

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Quidel Corporation (the “Company”) entered into the Amended and Restated Rights Agreement, dated December 29, 2006, (the “Second Amended and Restated Rights Agreement”) with American Stock Transfer & Trust Company, as Rights Agent.  The Second Amended and Restated Rights Agreement extends the Final Expiration Date (as defined in the Second Amended and Restated Rights Agreement) from the original date of December 30, 2006 (as provided in the Amended and Restated Rights Agreement, dated as of May 24, 2002) to December 31, 2011 and contains other clarifying or immaterial revisions.

The description of the Second Amended and Restated Rights Agreement provided above is qualified in its entirety by reference to the full text of the Second Amended and Restated Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated into this Item 1.01 by reference.

Item 3.03                                             Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Rights Agreement, dated December 29, 2006, between Quidel Corporation and American Stock Transfer & Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007
QUIDEL CORPORATION

	By:	/s/ Paul E. Landers
	Name:	Paul E. Landers
	Its:	Senior Vice President, Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Rights Agreement, dated December 29, 2006, between Quidel Corporation and American Stock Transfer & Trust Company, as Rights Agent.